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                                                                   EXHIBIT 23.3



                    CONSENT OF GOVERNMENT ELECTRONICS AND
                     INFORMATION TECHNOLOGY ASSOCIATION

   We hereby consent to the use of "GEIA 2002 Vision Conference: DOD Topline Forecast, Cecil Black, Boeing," and "GEIA 2001 Vision Conference: Information Assurance (LA) Five-Year Forecast," Government Electronics and Information Technology Association presentations, included in or made part of DigitalNet Holdings, Inc.'s Registration Statement on Form S-1 and any related prospectus.

                                             Government Electronics and
                                             Information Technology Association

                                             /s/ D. C. Heinemeier
Date: April 2, 2003                          ----------------------------------
                                             Name:  D. C. Heinemeier
                                             Title: President